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                                                                    EXHIBIT 23.2

                   [LETTERHEAD OF JONES, DAY, REAVIS & POGUE]

                                January 30, 2002

    We hereby consent to the reference to our firm under the caption "Legal Opinion" in Post-Effective Amendment No. 5 to the Registration Statement of the Nasdaq-100 Trust(sm), Series 1.

                        /s/ JONES, DAY, REAVIS & POGUE

                        Jones, Day, Reavis & Pogue